UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

June 26, 2003

Daisytek International Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-25400	75-2421746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1025 Central Expressway South, Suite 200

Allen, TX 75013

(Address of principal executive office)

(972) 881-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

ITEM 5. Other Events.

On June 3, 2003, Daisytek International Corporation, a Delaware corporation (the “Company”), filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Company remains in possession of its assets and properties, and continues to operate its businesses and manage its properties as a “debtor-in-possession” pursuant to the Bankruptcy Code.

On June 26, 2003, Digital Storage, Inc., a Delaware corporation, a wholly-owned subsidiary of the Company and debtor-in-possession under the Bankruptcy Code (“DSI”), completed the sale of substantially all of its assets (the “Assets”) to Dexxon Digital Storage, Inc., a Delaware corporation (“Dexxon”), for a total purchase price of approximately $8.0 million pursuant to the terms and conditions of an Asset Purchase Agreement between DSI and Dexxon, dated June 24, 2003 (the “Purchase Agreement”). The purchase price for the Assets was based on a formula negotiated by the parties in the Purchase Agreement. Under the terms of the Purchase Agreement, the purchase price equaled the sum of (i) 61% of an amount equal to the difference between (A) the value of certain of DSI’s accounts receivable and DSI’s inventory as of the closing date and (B) reserves for such accounts receivable and inventory in the amounts of $383,000 and $2,500,000, respectively; and (ii) $2,575,000.

The Assets sold included (i) certain of DSI’s accounts receivable and notes receivable, (ii) rights under certain executory contracts and unexpired leases, (iii) all of DSI’s inventory, furniture, fixtures, equipment and other tangible personal property, and intellectual property, and (iv) to the extent transferable, DSI’s licenses, permits, consents, authorizations, approvals and certificates. In addition, Dexxon assumed certain liabilities of DSI.

The sale of the Assets was consummated pursuant to the provisions of Section 363(f) of the Bankruptcy Code. An auction for the sale of the Assets was held on June 24, 2003. At the auction, Dexxon made the highest and best offer to purchase the Assets. On June 25, 2003, the Bankruptcy Court for the Northern District of Texas approved the sale of the Assets to Dexxon.

Substantially all of the proceeds of the sale have been used to satisfy a portion of the amounts owed to the Company’s senior secured lenders. The proceeds from the sale of Assets will not fully satisfy the debts owed by the Company to its secured and unsecured creditors, therefore, none of the proceeds will be available for distribution to the Company’s stockholders.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

2.1	Asset Purchase Agreement between Dexxon Digital Storage, Inc. and Digital Storage, Inc. effective as of June 24, 2003.

99.1	Order Authorizing and Approving (i) Sale of Substantially All of the Assets of Digital Storage, Inc. Free and Clear of All Liens, Claims, Encumbrances and Other Interests and (ii) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, dated June 25, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAISYTEK INTERNATIONAL CORPORATION

By:	/s/ Dale A. Booth
Dale A. Booth
Interim Chief Executive Officer

Date:  July 9, 2003

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Asset Purchase Agreement between Dexxon Digital Storage, Inc. and Digital Storage, Inc. effective as of June 24, 2003.

Exhibit 99.1	Order Authorizing and Approving (i) Sale of Substantially All of the Assets of Digital Storage, Inc. Free and Clear of All Liens, Claims, Encumbrances and Other Interests and (ii) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, dated June 25, 2003.